EX-99.4.c Application Ind. Var. Annuity

Allianz Life Insurance Company of New York
[Home Office: New York, NY
One Chase Manhattan Plaza, 37th Floor
New York, NY 10005-1423]

[Administrative Office:
NW 5990 P.O. Box 1450
Minneapolis, MN 55485-5990
800.542.5427]

Allianz Index Advantage℠ New York Variable Annuity Application

Individual flexible purchase payment variable deferred annuity application.

Issued by Allianz Life Insurance Company of New York [Contract number: ________________]

1. Annuity registration

Ownership is [■ Individual/Joint ■ Qualified plan ■ Custodian ■ Trust (Include the date of trust in the name.)
■ UTMA/UGMA ■ Other________________________________]

Owner

Individual Owner first name	MI	Last name	Jr., Sr., III
Non-individual owner name (Attach Non- Individual Ownership Form or Qualified Plan Acknowledgement Form if applicable.)			
Social Security Number or Tax ID Number			
Mailing address		Email address	
City	State	ZIP code	Home telephone number
Street address (required if a P.O. Box was used for mailing address)			
City	State	ZIP code	Cell phone number
Gender ■ Male ■ Female	Date of birth (mm/dd/yyyy)	Are you a non-resident alien? ■ Yes (Attach W8 BEN) ■ No	

Joint Owner

First name	MI	Last name	Jr., Sr., III
Mailing address		Email address	
City	State	ZIP code	Home telephone number
Gender ■ Male ■ Female	Date of birth (mm/dd/yyyy)	Are you a non-resident alien? ■ Yes (Attach W8 BEN) ■ No	
Relationship to Owner		Social Security Number	

Annuitant (Complete if different from Owner.)

First name	MI	Last name	Jr., Sr., III
Mailing address		Email address	
City	State	ZIP code	Home telephone number
Street address (required if a P.O. Box was used for mailing address)			
City	State	ZIP code	Cell phone number
Gender ■ Male ■ Female	Social Security Number	Date of birth (mm/dd/yyyy)	Are you a non-resident alien? ■ Yes (Attach W8 BEN) ■ No
Relationship to Owner		Social Security Number	

Page [1 of 5] [(5/2014)]

2. Purchase Payment (This section must be completed.) Make check(s) payable to Allianz Life® of NY.

Include replacement forms if required
Method of Payment (Select all that apply)

■ Purchase Payment enclosed with application. Amount enclosed: $________________________

Plan type at prior financial institution or contribution instructions:

Qualified
- ■ Traditional IRA
- ■ SEP IRA
- ■ Employer Contribution to SEP IRA
- ■ Contribution to Traditional IRA for year_______
- ■ Qualified Plan (401(a) plan)
- ■ Other ___________________________

Roth (Qualified)
- ■ Contribution to Roth IRA for year ______________
- ■ Roth IRA

Nonqualified
- ■ Other nonqualified payment

■ This Contract will be funded by a 1035 exchange, tax qualified transfer/rollover, CD transfer, or mutual fund redemption facilitated by Allianz Life of NY. (Always include transfer forms) Expected amount: $___________________

■ This Contract will be funded by money not requested or facilitated by Allianz Life of NY. Expected amount: $___________________

Plan type at prior financial institution or contribution instructions:

Qualified
- ■ Traditional IRA
- ■ SEP IRA
- ■ Employer Contribution to SEP IRA
- ■ Contribution to Traditional IRA for year_______
- ■ Qualified Plan (401(a) plan)
- ■ Other ___________________________

Roth (Qualified)
- ■ Contribution to Roth IRA for year ______________
- ■ Roth IRA

Nonqualified
- ■ 1035 Exchange
- ■ Other nonqualified payment

3. Plan specifics (This section must be completed to indicate how this Contract should be issued. These are the only available options.)

These are the only available options.

Nonqualified:	■Nonqualified
IRA:	■Traditional IRA ■ SEP IRA ■ Roth IRA ■ Roth IRA (conversion of existing IRA)
Qualified plans:	■401(a) defined contribution plan ■401(a) one person defined benefit plan

4. Allocation Option transfer and allocation authorization

■ **Yes** Electronic Authorization – Allianz Life of NY accepts allocation and transfer instructions by electronic notification. Electronic authorizations include requests received by telephone, fax, or our website. By checking "yes," I am authorizing and directing Allianz Life of NY to act on electronic instructions from me as well as my Financial Professional and/or anyone authorized by him/her to transfer and allocate Contract Value among the Allocation Options. If the box is not checked, electronic instructions will be accepted only from me, the Owner. Allianz Life of NY will use reasonable procedures to confirm that these electronic instructions are genuine. As long as these procedures are followed, the company and its officers, employees, representatives, and/or agents will be held harmless for any claim, liability, loss, or cost arising from unauthorized or fraudulent instructions. We reserve the right to deny any electronic transfer request or allocation instruction change, and to discontinue or modify our electronic instruction privileges at any time for any reason.

5. Replacement (This section must be completed.)

Do you have existing life insurance or annuity contracts? .... ■ Yes ■ No

Will the annuity contract applied for replace or change existing contracts or policies? ..... ■ Yes ■ No

Notice to Financial Professional: The Financial Professional must answer the replacement questions in section 9 of this application and complete the attached Appendix 11, and include any other appropriate forms.

Page [2 of 5] [(5/2014)]

[6. Index Effective Date (This section must be completed.)] If chosen, the earliest Index Effective Date is the Issue Date of the Contract when the initial Purchase Payment, application, and requirements are received in good order. If chosen, the deferred Index Effective Date is the first Quarterly Anniversary. You can change the Index Effective Date prior to the first Quarterly Anniversary by contacting Allianz Life of NY. The Index Effective Date cannot be the 29th, 30th, or 31st of a month. If the Index Effective Date would occur on the 29th, 30th, or 31st of a month, we change the Index Effective Date to be the next available Business Day. If the Index Effective Date is not the Issue Date, Purchase Payments allocated to the Index Option(s) will be placed in the AZL® Money Market Fund until the Index Effective Date. Earliest Index Effective Date OR Deferred Index Effective Date [7.Allocation Options] Allocations must be in whole percentages (e.g. 33.3% or dollars are not permitted) which total 100%. You are allowed [12] free transfers each contract year. If Purchase Payments are received before the Index Effective Date and you select an Index Option, the following will occur:— Your Purchase Payments will be placed in the [AZL® Money Market Fund].— Then, on the Index Effective Date we will rebalance your Contract Value among your selected Allocation Options below. If additional Purchase Payments are received after the Index Effective Date and you select an Index Option, then your Purchase Payment will be placed in the [AZL® Money Market Fund] until the next Index Anniversary. We only allow allocations (both Purchase Payments and transfers of Contract Value) into the Index Options on the Index Effective Date and on subsequent Index Anniversaries. We only allow transfers of Index Option Value from the Index Options to the Variable Options on every [sixth Index Anniversary]. Please see the current prospectus for Allocation Option requirements and allocation of additional Purchase Payments received after the Index Effective Date. Variable Options Asset Allocation Cash Equivalent % AZL® MVP Balanced Index Strategy Fund % AZL® Money Market Fund % AZL® MVP Growth Index Strategy Fund Index Options* Performance Strategy % NASDAQ-100® Index Performance Strategy % Russell 2000® Index Performance Strategy % S&P 500® Index Performance Strategy Total of % (must equal 100%) [S&P® is a registered trademark of Standard & Poor’s Financial Services LLC (“S&P”) and Dow Jones® is a registered trademark of Dow Jones Trademark Holdings LLC (“Dow Jones”). These trademarks have been licensed for use by S&P Dow Jones Indices LLC and its affiliates. S&P® and S&P 500® are trademarks of S&P and Dow Jones®, Dow Jones Industrial AverageSM, DJIA and The Dow are trademarks of Dow Jones. These trademarks have been sublicensed for certain purposes by Allianz Life Insurance Company of New York (“Allianz Life of NY”). The S&P 500 and Dow Jones Industrial Average (DJIA) are products of S&P Dow Jones Indices LLC and/or its affiliates and have been licensed for use by Allianz Life of NY. Allianz Life of NY products are not sponsored, endorsed, sold, or promoted by S&P Dow Jones Indices LLC, Dow Jones, S&P, or their respective affiliates and neither S&P Dow Jones Indices LLC, Dow Jones, S&P, or their respective affiliates make any representation regarding the advisability of investing in such product. The Nasdaq-100 Index® includes 100 of the largest domestic and international non-financial securities listed on The Nasdaq Stock Market, based on capitalization. The Nasdaq-100®, Nasdaq-100 Index®, Nasdaq®, and OMX® are registered trademarks of NASDAQ OMX Group, Inc. (which with its affiliates are the Corporations) and are licensed for use by Allianz Life Insurance Company of New York. The Contract(s) have not been passed on by the corporations as to their legality or suitability. The Contract(s) are not issued, endorsed, sold, or promoted by the Corporations. THE CORPORATIONS MAKE NO WARRANTIES AND BEAR NO LIABILITY WITH RESPECT TO THE CONTRACT(S). The Russell 2000® is a trademark of Russell Investments and have been licensed for use by Allianz Life Insurance Company of New York. The Contract is not sponsored, endorsed, sold or promoted by Russell Investments and Russell Investments makes no representation regarding the advisability of investing in the Contract. * Not FDIC insured May lose value No bank or credit union guarantee Not a deposit Not insured by any federal government agency or NCUA/NCUSIF]

[8.] Beneficiary designation (If additional space is needed, attach a complete list signed and dated by Owner(s).) Primary Percentage Relationship Social Security Number or Tax ID Number Phone Number Contingent First name MI Last Name Date of birth (mm/dd/yy) Gender Male Female Street Address City State Zip Code Primary Percentage Relationship Social Security Number or Tax ID Number Phone Number Contingent First name MI Last Name Date of birth (mm/dd/yy) Gender Male Female Street Address City State Zip Code Primary Percentage Relationship Social Security Number or Tax ID Number Phone Number Contingent First name MI Last Name Date of birth (mm/dd/yy) Gender Male Female Street Address City State Zip Code Non-individual Beneficiary information Qualified plan Custodian Trust (Include the date of trust in the name.) Charitable Trust Other Name of plan, custodian, trust, etc.: Primary Percentage Social Security Number or Tax ID Number Phone Number Contingent [9]. Financial Professional By signing below, the Financial Professional certifies to the following: I am FINRA registered and state licensed for variable annuity contracts in all required jurisdictions; and I provided the Owner(s) with the most current prospectus. I certify that the statements of the Owner have been correctly recorded. Yes No Does the Owner have an existing life insurance policy or an existing annuity contract? Yes No Will this annuity replace or change an existing life insurance policy or annuity contract? I have provided the Owner with all appropriate disclosure and replacement requirements prior to the completion of this application. If this is a replacement, include a copy of each disclosure statement and a list of companies involved. Financial Professional’s signature B/D Rep. ID Financial Professional’s first and last name (please print) Percent split Financial Professional’s signature (split case) B/D Rep. ID Financial Professional’s first and last name (please print) (split case) Percent split Financial Professional’s address Financial Professional’s telephone number Broker/dealer name (please print) Authorized signature broker/dealer (if required) Commission options (please check one) A B C

[10]. Statement of Owner By signing below, the Owner acknowledges the applicable statements mentioned on the previous page and agrees to the following: • I received a prospectus and have determined that the variable annuity applied for is not unsuitable for my investment objectives, financial situation, and financial needs. It is a long-term commitment to meet my financial needs and goals. • I understand that the Contract Value may increase or decrease depending on the investment results of the Allocation Options and that there is no guaranteed minimum Variable Account Value. Investment in the contract may result in a loss of Purchase Payments. • To the best of my knowledge and belief, all statements and answers in this application are complete and true. • No representative is authorized to modify this agreement or waive any Allianz Life of NY rights or requirements. For information on current benefit features, restrictions or charges please review with your Financial Professional. The statement of additional information is available at [www.allianzlife.com/newyork]. Owner signature Joint Owner signature Signed at (City, State) Signed date Trust: as trustee of the : Trustee’s signature Trust name (printed) Signed date Power-of Attorney: by : Contract owner’s name Attorney-in-fact signature Signed date Mailing information Please call Allianz Life of NY with any questions at [800.542.5427]. Mailing information Applications that HAVE a check attached Regular mail Overnight, certified, or registered Allianz Life Insurance Company of New York Allianz Life Insurance Company of New York NW 5990 NW 5990 PO Box 1450 1801 Parkview Drive Minneapolis, MN 55485-5990 Shoreview, MN 55126 Applications that DO NOT HAVE a check attached Regular mail Overnight, certified, or registered Allianz Life Insurance Company of New York Allianz Life Insurance Company of New York PO Box 561 5701 Golden Hills Drive Minneapolis, MN 55440-0561 Golden Valley, MN 55416-1297